UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2009

UST INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17506	06-1193986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 High Ridge Park, Building A, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 817-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_________________________________________________________

Introductory Note

On January 6, 2009, Altria Group, Inc., a Virginia corporation (“Altria”) announced that it completed the acquisition of UST Inc., a Delaware corporation (“UST”).  Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 7, 2008, among UST, Altria and Armchair Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Altria (the “Merger Subsidiary”), as amended by Amendment No. 1 thereto (“Amendment No. 1”), dated as of October 2, 2008, the Merger Subsidiary merged with and into UST (the “Merger”), with UST continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of Altria.

The foregoing description of the Merger Agreement, Amendment No. 1 and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement and Amendment No. 1.  A copy of the Merger Agreement was attached as Exhibit 1.1 to UST’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 8, 2008, and a copy of Amendment No. 1 was attached as Exhibit 1.1 to UST’s Current Report on Form 8-K filed with the SEC on October 3, 2008.

Item 1.02       Termination of a Material Definitive Agreement

On January 6, 2009, following consummation of the Merger, UST terminated its $300,000,000 Five-Year Revolving Credit Agreement and paid off all amounts outstanding with funds provided by Altria.  A copy of the Revolving Credit Agreement was filed as Exhibit 10.1 to UST’s Current Report on Form 8-K filed with the SEC on July 3, 2007.

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

 On January 6, 2009, UST notified the New York Stock Exchange (“NYSE”) that, upon consummation of the Merger on January 6, 2009, each share of UST’s common stock, par value $0.50 per share (the “Common Shares”), outstanding immediately prior to the effective time of the Merger, other than those held by UST, Altria, the Merger Subsidiary or any of their respective subsidiaries, and other than those shares with respect to which dissenters rights were properly exercised and not withdrawn (the “Excluded Shares”), was converted into the right to receive $69.50 in cash, without interest and net of any applicable withholding taxes (the “Per Share Merger Consideration”). In addition, each option to purchase the Common Shares that was outstanding and unexercised immediately prior to the effective time of the Merger was cancelled in exchange for the right to receive the difference between the exercise price for such option and the Per Share Merger Consideration, less applicable taxes required to be withheld. As a result of the Merger, UST became an indirect wholly-owned subsidiary of Altria.

On January 6, 2009, the NYSE suspended trading of the Common Shares. UST expects that the NYSE will file shortly with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 to delist and deregister the Common Shares.

Item 3.03       Material Modification to Rights of Security Holders.

Upon consummation of the Merger, all Common Shares, other than the Excluded Shares, were converted into the right to receive $69.50 in cash, without interest and net of any applicable withholding taxes. In addition, each option to purchase the Common Shares that was outstanding and unexercised immediately prior to the effective time of the Merger was cancelled in exchange for the right to receive the difference between the exercise price for such option and the Per Share Merger Consideration, less applicable taxes required to be withheld.

Item 5.01       Change in Control of Registrant.

Upon consummation of the Merger on  January 6, 2008, the Merger Subsidiary merged with and into UST, with UST continuing as the surviving corporation.  In the Merger, all Common Shares outstanding immediately prior to the effective time of the Merger, other than the Excluded Shares, were converted into the right to receive $69.50 in cash, without interest and net of any applicable withholding taxes. In addition, each option to purchase the Common Shares that was outstanding and unexercised immediately prior to the effective time of the Merger was cancelled in exchange for the right to receive the difference between the exercise price for such option and the Per Share Merger Consideration, less applicable taxes required to be withheld. As a result of the Merger, UST became an indirect wholly-owned subsidiary of Altria.  The aggregate consideration paid by Altria in connection with the Merger was approximately $11.7 billion, including the assumption of approximately $1.3 billion in debt.  Altria financed the acquisition and the payment of the merger consideration through a combination of cash on hand and debt financing.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, as of the effective time of the Merger, the following directors voluntarily resigned form the Board of Directors of UST:  Murray S. Kessler, John P. Clancey, Peter J. Neff, Joseph E. Heid, Patricia Diaz Dennis, John D. Barr, Ronald J. Rossi, Andrew J. Parsons and Lawrence J. Ruisi.

Immediately following resignation of the foregoing directors and pursuant to the Merger Agreement, the size of UST’s board of directors was reduced to three members and the following individuals were appointed as directors of UST:  (i) Howard A. Willard III, Executive Vice President of Strategy and Business Development of Altria, (ii) W. Hildebrandt Surgner, Jr., Senior Assistant General Counsel of Altria Client Services Inc., and (iii) Daniel J. Bryant, Director, Treasury Management of Altria Client Services Inc.

At the time of the execution of the Merger Agreement, Altria entered into employment agreements with certain officers of UST.  Such agreements were described in UST’s Proxy Statement, which was filed with the SEC on October 29, 2008, and became effective with the consummation of the Merger.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

After the completion of the merger, UST’s certificate of incorporation and bylaws were amended, effective January 6, 2009.  Copies of the amended and restated certificate of incorporation and bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

The following are included as exhibits to this report:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of UST Inc.

3.2	Amended and Restated Bylaws of UST Inc.

UST INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UST INC.

(Registrant)

DATE: January 6, 2009	By:	/s/ Gary B. Glass

	Name:	Gary B. Glass

	Title:	Vice President, General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of UST Inc.

3.2	Amended and Restated Bylaws of UST Inc.